Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

International Land Alliance Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.001	(1)	457(o)	0	$0.00	$5,000,000.00	0.0001531	$765.50
Fees to be Paid	Equity	Representative's Warrants	(2)	Other	0	$0.00	$0.00	0	$0.00

Total Offering Amounts:							$5,000,000.00		765.50
Total Fees Previously Paid:									0.00
Total Fee Offsets:
Net Fee Due:									$765.50

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Offering Note(s)

(1)	(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended. Includes shares to be sold upon exercise of the underwriter’s option to purchase additional shares.(2) Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(2)	(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended. Includes shares to be sold upon exercise of the underwriter’s option to purchase additional shares. (2) Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions. (3) No fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended. (4) The Representative’s Warrants will represent the right to purchase 4% of the aggregate number of shares of common stock sold in this offering, including shares of common stock upon the exercise of the option to purchase additional shares, at an exercise price equal to 110% of the public offering price per share.